Exhibit 99.1

CORPORATE PARTICIPANTS

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO
H. Andrew DeFerrari Dycom Industries, Inc. - Senior VP, CFO & Treasurer
Richard B. Vilsoet Dycom Industries, Inc. - VP, General Counsel & Corporate Secretary

CONFERENCE CALL PARTICIPANTS

Adam R. Thalhimer Thompson Davis & Company, Inc.
Alex Rygiel B. Riley FBR, Inc.
Chad Dillard Deutsche Bank AG
Matt Duncan Stephens Inc.
Jennifer Fritzsche Wells Fargo Securities, LLC
Noelle C. Dilts Stifel, Nicolaus & Company, Inc.
Tahira Afzal KeyBanc Capital Markets Inc.
Robert J. Burleson Canaccord Genuity, Inc.

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the Dycom Results Conference Call. [Operator Instructions]

I would now like to turn the conference over to your host, Steve Nielsen. Please go ahead.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Thank you, Greg. Good morning, everyone. I'd like to thank you for attending this conference call to review our second quarter fiscal 2018 results. Before we begin, going to slide 3, during this call, we will be referring to a slide presentation, which can be found on our website's Investor Relations main page. Relevant slides will be identified by number throughout our presentation.

Today, we have on the call Drew DeFerrari, our Chief Financial Officer; and Rick Vilsoet, our General Counsel.

Now, I will turn the call over to Rick Vilsoet.

Richard B. Vilsoet Dycom Industries, Inc. - VP, General Counsel & Corporate Secretary

Thank you, Steve. Except for historical information, the statements made by Company management during this call may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including those related to the Company's outlook, are based on management's current expectations, estimates, and projections and involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results.

Those risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended July 29, 2017, and other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements.

Steve?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Thanks, Rick. Now, moving to slide 4 and a review of our second quarter results. As you review our results, please note that we’ve presented in our release and comments certain revenue amounts excluding revenues from storm restoration services during the quarter and from a business acquired during the third quarter of fiscal 2017, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share, all of which are Non-GAAP financial measures.

See slides 13 through 21 for a reconciliation of our Non-GAAP measures to GAAP measures.

Revenue was $655.1 million, a decrease of 6.6%. Organic revenue, excluding $19.6 million of storm restoration services in the quarter, declined 10.6%. This quarter reflected an increase in demand from two key customers, as we deployed 1 gigabit wireline networks, wireless/wireline converged networks and grew core market share offset by the expected moderation from a large customer and revenue declines from certain other customers. Gross margins were 17.48% of revenue, reflecting difficult winter weather conditions and costs associated with the initiation of large customer programs.

General and administrative expenses were 9.21%. All of these factors produced Adjusted EBITDA of $59.6 million, or 9.10% of revenue, and Adjusted Diluted Earnings per Share of $0.12 compared to $0.82 in the year ago quarter. Operating cash flow was strong totaling $103.7 million in the quarter. Liquidity was ample as cash and availability under our credit facility was $485.4 million at the end of the quarter.

Going to slide 5. Today, a number of major industry participants are deploying significant wireline networks across broad sections of the country. These networks are generally designed to provision bandwidth enabling 1 gigabit speeds to individual consumers. In addition, emerging wireless technologies are, in and of themselves, driving significant wireline deployments. A complementary wireline investment cycle is underway to facilitate what is expected to be a decade's long deployment of fully converged wireless/wireline networks.

The industry effort required to deploy these converged networks has, and will, meaningfully broaden our set of opportunities. Total industry opportunities in aggregate, are robust. We are providing program management, planning, engineering and design, aerial and underground construction and fulfillment services for 1 gigabit deployments. These services are being provided across the country in dozens of metropolitan areas to a number of customers.

In addition, we have secured a number of converged wireless/wireline multi-use network deployments across the country. Planning, engineering and limited construction have begun. Engineering and construction activity is expected to increase and accelerate throughout 2018. Customers are continuing to reveal with specificity new multi-year initiatives that are being planned and managed on a market-by-market basis. Our ability to provide integrated planning, engineering and design, procurement and construction and maintenance services is of particular value to several industry participants.

As with prior initiations of large-scale network deployments, we expect some normal timing volatility and customer spending modulations as network deployment strategies evolve and tactical considerations, primarily permitting, impact timing. We remain confident that our competitively unparalleled scale and market share, as well as our financial strength, position us well to deliver valuable services to our customers and robust returns for our shareholders.

Now, moving to slide 6. We experienced the effects of a strong overall industry environment during the quarter, which saw continued moderation from a large customer as expected, revenue declines from certain other customers as well as impacts from difficult winter weather conditions. Organic revenue, excluding storm restoration services, declined 10.6%. Our top five customers combined produced 76.5% of revenue, declining 8.5% organically, while all other customers decreased 16.6% organically.

AT&T was our largest customer at 22.4% of total revenue or $146.6 million. Revenue from Comcast was $139.4 million or 21.3% of revenue and grew organically 9.0%. Revenue from CenturyLink was $100.9 million or 15.4% of revenue. CenturyLink was our third largest customer. Verizon was Dycom's fourth largest customer for the quarter at 13.5% of revenue or $88.2 million. Verizon grew 40.7% organically. And finally, revenue from Charter was $26.0 million or 4.0% of revenue. Charter was our fifth largest customer.

We are pleased that we have continued to gain profitable market share, extend our geographic reach and expand our program management network planning services. In fact, over the last several years, we have meaningfully increased the long-term value of our maintenance business, a trend which we believe will parallel our deployment of 1 gigabit and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Going to slide 7. Backlog at the end of the second quarter was $5.847 billion versus $6.198 billion at the end of the first quarter of 2018, a decrease of approximately $351 million. Of this backlog, approximately $3.047 billion is expected to be completed in the next 12 months. We are pleased with our next 12 months backlog as it clearly signals meaningful organic growth for fiscal 2019, the 12-month period ending January 2019. Both backlog calculations reflect solid performance as we book new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

For Charter, we extended fulfillment services agreements in Wisconsin, Michigan, Ohio and New York. With Comcast, we renewed construction and maintenance services agreements in Massachusetts and Connecticut and fulfillment services agreements in New Jersey and Pennsylvania. With CenturyLink, we renewed construction and maintenance services agreements in South Dakota, Nebraska, Minnesota and Wisconsin. From various customers, we extended locating services agreements in California, and New Jersey, and finally, we secured rural and municipal broadband projects in South Dakota, Minnesota and South Carolina.

Head count was flat during the quarter at 14,368.

Now, I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari Dycom Industries, Inc. - Senior VP, CFO & Treasurer

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues for Q2 2018 were $655.1 million and organic revenue declined 10.6% from moderation by a large customer and declines from certain other customers, partially offset by solid growth from two top five customers. Storm restoration services contributed $19.6 million of revenue and the business acquired in the April 2017 quarter contributed $8.4 million of revenue.

Adjusted EBITDA was $59.6 million in Q2 2018, which was at 9.1% of revenue. Gross margins were at 17.48%, which was over 150 basis points below our expectations for the quarter. The last month of the quarter was marked by widespread adverse weather which reduced the number of available work days and negatively impacted productivity and margins. Margins were also impacted by costs incurred in conjunction with the initiation of large customer programs.

G&A expense increased 92 basis points to 9.2% of revenue in Q2 2018. The year-over-year G&A variance mostly resulted from the impact of labor costs which are supporting our expanding scale to address growth initiatives. Additionally, there was higher share-based compensation related to the vesting schedule of awards in the current period.

Our Non-GAAP Adjusted Diluted EPS in Q2 2018 was $0.12 per share. For purposes of calculating Non-GAAP EPS, there are three items to highlight which are provided in the Reconciliation of Non-GAAP Measures in the slide presentation and press release.

First, we have excluded income tax benefits of approximately $32.2 million related to the impacts of tax reform which became effective during the quarter, primarily from the change in valuation of our net deferred income tax liabilities.

Secondly, we have excluded income tax benefits of approximately $6.9 million for the settlement of share-based awards which is now required to be reflected in the income statement.

And third, we've excluded the non-cash amortization of our convertible notes. Additionally, on the notes, we've excluded approximately 435,000 shares from the weighted share count, as we have a bond hedge in place.

Now, going forward to slide 9. Our balance sheet and financial profile continue to reflect the strength of our business. We ended the quarter with $358.1 million of term loans outstanding and no revolver borrowings on our senior credit facility. Our liquidity is robust at $485.4 million at the end of the quarter, consisting of availability from our credit facility and cash on hand.

Operating cash flows were strong at $103.7 million during Q2 2018. The combined DSOs of accounts receivable and costs in excess of billings were 95 days for Q2 2018, reflecting normal seasonal increases and timing of collections. Capital expenditures were $28.8 million during Q2 2018, net of disposal proceeds and gross CapEx was $31.8 million. For fiscal 2019, we anticipate capital expenditures, net of disposal proceeds to range from $190 million to $200 million. In summary, we are well-positioned with a strong balance sheet and ample liquidity.

Going to our outlook on slides 10 and 11. As we look ahead to fiscal 2019, we continue to see a broad set of customer opportunities which are expected to drive meaningful growth. This guidance reflects the anticipated timing of activity on large customer programs and the related impacts on margins, as well as consideration of near-term weather conditions. For the full year, we currently expect revenues which range from $3.3 billion to $3.5 billion. We expect accelerating fiber deployments for emerging wireless technologies, increasing wireless services and solid demand from several large customers reflecting 1 gigabit deployments and fiber-deep cable capacity projects.

Non-GAAP Adjusted Diluted EPS is expected to range from $5.22 to $6.14 per share, based on estimated diluted shares of approximately 31.9 million. Adjusted EBITDA margin is expected to range from 13.6% to 14.1% of revenue.

As for seasonality and the trend compared to the same quarter last year, revenue is expected to decline in the April quarter and then increase in the July, October and January quarters. Additionally, revenue and margins for fiscal 2019 are expected to be impacted by seasonal adverse weather, which is more likely to occur during the winter season including the fiscal quarters ending in April and January.

Our expectations reflected in the annual guidance include depreciation, which is expected to range from $160 million to $164 million and amortization expected at $22 million. Share-based compensation included in G&A expense is estimated to range from $26 million to $27 million. Adjusted interest expense is expected to range from $22 million to $23 million, excluding $19.1million of interest for the non-cash amortization of the debt discount on our notes. Other income, net is expected to range from $6 million to $8 million. The forecasted effective tax rate is expected to range from 27.0% to 27.5%, which reflects the changes from recent tax reform but is before the tax effects of the settlement of share-based awards.

Now, going to slide 11. For the April 2018 quarter, which is Q1 of fiscal 2019, we currently expect total revenue to range from $720 million to $750 million, which reflects accelerating fiber deployments for emerging wireless technologies, wireless services that begin to ramp and solid demand from several large customers.

Non-GAAP Adjusted Diluted EPS is to range from $0.63 to $0.78 per share, based on estimated diluted shares of approximately 31.8 million and Non-GAAP Adjusted EBITDA percent to range from 10.7% to 11.1%. The margin outlook for Q1 2019 reflects the anticipated timing of activity on large customer programs and the related impacts on margins, as well as consideration of near-term weather conditions.

Other expectations included in the Q1 2019 outlook include depreciation, which is expected to range from $37.9 million to $38.7 million, and amortization is expected at $5.5 million. Share-based compensation included in G&A is estimated at approximately $5.3 million. Adjusted interest expense is expected at $5.4 million, excluding $4.7 million of interest on the non-cash amortization of a debt discount on our notes. Other income, net is expected to range from $4.1 million to $4.7 million. The effective tax rate is expected to range from 27.0% to 27.5% before the tax effects of the settlement of share-based awards.

Now, I will turn the call back to Steve.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Thanks, Drew. Going to slide 12. Within a growing economy, we experienced the effects of a strong industry environment and capitalized on our significant strengths. First and foremost, we maintained strong customer relationships throughout our markets. We continued to win and extend contracts at attractive pricing. Secondly, the strength of those relationships and the extensive market presence they have created has allowed us to be at the forefront of evolving industry opportunities. The end market drivers of these opportunities remain firm and are strengthening.

Fiber deployments in contemplation of emerging wireless technologies have begun in many regions of the country. A significant number of new project initiations will continue to occur in the near-term. Wireless construction activity and support of expanded coverage and capacity is poised to accelerate through the deployment of enhanced macro cells and new small cells.

Telephone companies are deploying Fiber-to-the-Home to enable video offerings and 1 gigabit high-speed connections. This activity is expected to reaccelerate in the near-term. Cable operators are deploying fiber to small and medium businesses and enterprises. These deployments are often in anticipation of the customer sales process as confidence and the number of existing customers continues to increase.

Fiber deep deployments to expand capacity as well as new build opportunities and overall capital expenditures are increasing. Dramatically increased speeds to consumers are being provisioned. Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long-term value of our maintenance business. In addition, we are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services creating more visibility around future revenue streams. Within this context, we believe we are uniquely positioned, managed and capitalized to meaningfully experience an improving industry environment to the benefit of our shareholders.

While we are disappointed with current revenue and margin softness, we see that softness abating in the near-term and remain encouraged that our major customers possess significant financial strength and are committed to multi-year capital spending initiatives. These initiatives are increasing in number across multiple customers. An improved regulatory environment is increasingly supportive of these initiatives. We remain confident in our strategies, the prospects for our Company, the capabilities of our dedicated employees and the experience of our management team as we grow our business and capitalization.

Now, Greg, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions]

And one moment, please, for your first question. Your first question comes from the line of Matt Duncan from Stephens, Inc. Please go ahead.

Matt Duncan Stephens Inc.

Hey. Good morning, guys.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Good morning, Matt.

Matt Duncan Stephens Inc.

So Steve, first question, on your backlog, total backlog taking a step down here, I know the timing of larger longer-term contracts is lumpy and frankly, I'm not that worried that it declined, but I know some people are going to be. So can you maybe talk about your perspective on the tick-down in total backlog? And do you generally expect that number to grow here over the next few years or in the near-term anyway given what you're hearing from your customers and some of the things you talked about this morning?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

So Matt, I think, as you know, backlog is somewhat of a lumpy process, particularly when you recognize that 75%, 80% of our revenue is under master service agreements and other long-term contracts.

Matt Duncan Stephens Inc.

Yes.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

And so, as you recall, there's periods of time where you're burning that down, and then, you book new long-term agreements and it jumps up. So we don't attribute any significance to a slight quarterly trend. If you'd asked us two years ago would we be just short of $6 billion in backlog this quarter, I think we'd have been pretty pleased.

Matt Duncan Stephens Inc.

But do you expect it to grow from here generally over time? I'm not asking about next quarter, but just generally over time given the plans of your customers.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

We expect the scale of the Company to continue to grow. We've got organic growth in this year's guidance.

Matt Duncan Stephens Inc.

Right.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

We see drivers into 2019 and 2020, maybe even 2021. And so, no reason to expect that it wouldn't.

Matt Duncan Stephens Inc.

Okay. That's very helpful. And then, another thing that I know I get asked about a lot is just rising labor costs and how you guys protect yourselves against that and thinking about your gross margin profile going forward. Remind us how you guys handle labor costs in your contracts, what the impact is when labor costs do start to rise and what level of gross margin are you anticipating embedded within your guidance for this year?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

I think what's important to keep in mind is that the management team here has been through periods of time where we had unemployment rates at this low a level before. We're a large employer, probably in wireline, the largest employer in the country and so that gives us lots of embedded capacity.

We do have escalators in our contracts, in some instances, that each year we get an adjustment based on some sort of index. And we also protect ourselves against rising labor costs, because we're more productive today than we were a year ago, right? So there's always opportunities to improve the business, but we feel good about our ability to manage through this. It's nothing new to anybody who's been in the business.

Matt Duncan Stephens Inc.

Sure. And then, just the embedded gross margin within the guide, Drew, maybe you could give us that?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Matt, I don't think - we've given you kind of EBITDA and we've given you EPS. I think you can work your way through it with the other items. We're not going to go into kind of disaggregating any more than we have in the slides.

Matt Duncan Stephens Inc.

All right. Fair enough. Thanks, guys.

Operator

Your next question comes from line of Alex Rygiel from B. Riley FBR. Please go ahead.

Alex Rygiel B. Riley FBR, Inc.

Good morning, Steve, Tim, and Drew.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Good morning, Alex.

Alex Rygiel B. Riley FBR, Inc.

A couple of quick questions, Steve. How many 5G customers do you have today? And can you talk a little bit about the 5G CapEx timeline and how you see that developing over the next sort of five to eight years? And how the different tasks that you could be providing to your customers could change between now and year five or eight?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

So 5G is a broad concept, right? So the way we think about 5G, there's an element to the 5G technology, which requires pretty massive fiber densification. And so, we have a number of customers that are either doing it on their own behalf or on the behalf of a wireless carrier that are extending fiber to increase the density of the network and increase small cell capacity. So I think that's step one. And I think all wireline customers that we have over time will be supporting the effort depending on the footprint and the wireless carrier that's deploying 5G.

I think the second element of 5G, of course, is deploying it across the actual small cell antennas that are attached to that fiber. And once again, we're doing that for a number of customers today. We think that, that small cell deployment in support of densification both for 4G LTE and 5G will continue to increase. And then, finally, there will be deployments. There are beginning to be deployments of the 5G technical protocol across the macro cell network even at lower frequency spectrum bands and that requires antenna work lines and antenna work, which we think - and new radios, that we think will be involved in that too. So I think we address the entirety of the spectrum of opportunity.

Alex Rygiel B. Riley FBR, Inc.

And can you comment on the competitive environment? Are you seeing an increased level of competition in any sub sector of the businesses that you're operating in?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

I think, right now, there's a lot of work to get done. People are gearing up, and I think people's minds are focused now on getting the work done that they have. And so, I think there's plenty to go around, no in particular area where we're seeing more competition than another.

Alex Rygiel B. Riley FBR, Inc.

Very helpful. Good luck in 2018.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Thank you.

Operator

Your next question comes from the line of Tahira Afzal from KeyBanc Capital Markets. Please go ahead.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Good morning.

Tahira Afzal KeyBanc Capital Markets Inc.

Hi, Steve and Drew. How are you guys doing?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

We're good.

Tahira Afzal KeyBanc Capital Markets Inc.

Okay. So hey, Steve, first question is I know you've seen a lot of growth and lumpiness in backlog is the norm in this business. As you see yourselves exiting this year on an annualized basis, are you still in a position where you can see backlog growth in the book-to-bills in the 1.3, 1.5, so on, because it seems pretty back-end loaded in terms of your revenue burn. I'm just wondering how should we be thinking about growth at the back-end of the year.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Well, I think, Tahira, as we've talked about with Matt, remember, we have master service agreements that are roughly just by themselves about two-thirds of the revenue in any given quarter. And as we go through renewal cycles, you see three years, five years or sometimes longer worth of backlog comes in. And so, for us, I know it's a good indicator for the Street to watch.

Tahira Afzal KeyBanc Capital Markets Inc.

Right.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

As we renew those contracts, I mean it will get larger as the scope of the enterprise gets larger. But it's going to be a function of when those relationships get renewed, extended or entered into, but there's no lack of opportunity to create more revenue capacity in the business right now.

Tahira Afzal KeyBanc Capital Markets Inc.

Got it. Okay, Steve. And I guess as a second follow-up, we saw one of your core customers, for example, announced a pretty large M&A bid yesterday. Sometimes, investors as you know get skittish around M&A and what that means for near-term CapEx spending .Any thoughts or updates there? Are you getting enough reassurance from your core customers that M&A is not really going to push out any work and it's urgent enough?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

So I think in that specific situation that you just referenced, Tahira, we looked at what they said in their prepared remarks on the call and said that nothing in the bid changed their 2018 capital expenditure guidance for their cable business. So I don't see it. They live in a competitive world, they have opportunities to deploy capital, and they just said that those weren't going to change in that particular situation.

Tahira Afzal KeyBanc Capital Markets Inc.

Yeah, very helpful, Steve. Thanks a lot.

Operator

Your next question comes from the line of Chad Dillard from Deutsche Bank. Please go ahead.

Chad Dillard Deutsche Bank AG

Hi. Good morning, guys.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Good morning, Chad.

Chad Dillard Deutsche Bank AG

So judging from the April quarter guidance, it seems like labor cost absorption will probably be with us for another quarter. Is there any way to quantify that figure? And also, how should we think about the cost absorption rolling off as fiscal 2019 progresses? And lastly, maybe you can kind of break out how much of the margin pressure was due to cost absorption versus inclement weather during this past quarter?

H. Andrew DeFerrari Dycom Industries, Inc. - Senior VP, CFO & Treasurer

Yes. Chad, this is Drew. Just as far as the weather one, what I talked about in the remarks is it was over - about 150 basis points relative to what we expected for the quarter. So you can work from there.
And then, as far as the outlook goes, we do see some pressure in Q1, as you can tell from the guidance. And then, on an annual basis that improves; an improvement, yeah.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

We've given annual guidance, Chad. For years, we would give the second quarter out and investors and sell-side folks didn't like it. So now, you're asking for it? So look, I think directionally you've got it right. I mean it gets better throughout the year.

Obviously, we exit the year with a better margin profile than we entered the year given the way the quarters are coming together.

Chad Dillard Deutsche Bank AG

Got you. And how much visibility you have into your largest customer? Of course, I mean revenues were down a little bit. Again, this quarter, I was trying to get a sense for how you should see the cadence of spending snap back and your confidence level there.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

I mean, we know on the major programs that we're engaged with that customer, what they'd like to get done this year, what they're expecting us to get done, and so, I think we have pretty good visibility. It's in the backlog.

Chad Dillard Deutsche Bank AG

Great. Thank you very much.

Operator

Your next question comes from the line of Adam Thalhimer from Thompson Davis. Please go ahead.

Adam R. Thalhimer Thompson Davis & Company, Inc.

Thanks. Good morning, guys.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Good morning, Adam.

Adam R. Thalhimer Thompson Davis & Company, Inc.

Steve, can you give a little more color on the wireless, the increasing wireless opportunities you talked about?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Sure. So we're involved in a number of states primarily with two large carriers. We're involved in the FirstNet program for AT&T. We see that ramping up. As you may have seen, AT&T took their CapEx guidance up for calendar 2018 pretty materially. In part, that was driven by FirstNet and the reimbursements that they expect to receive this year from FirstNet. So I think we see a real opportunity there.

I think in both wireless and then with another large customer, we were encouraged that even though we had a slow winter quarter, that wireless grew sequentially from Q1 to Q2. That's usually a good sign going into the spring as well as with another large customer that had the same pattern that grew about 10% sequentially. So we see opportunity there.

Adam R. Thalhimer Thompson Davis & Company, Inc.

Okay. And then, a lot of the people in your industry have kind of characterized the three-year outlook. And you touched on this a little bit and said 2019 is better than 2018, 2020 is better than 2019. I mean do you have that kind of visibility for the next three years?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Well, I think the way we think about it, Adam, is that these are large programs. Technology rollouts take, in some cases, literally decades, I mean we're working on one large Fiber-to-the-Home program now in our 14th year, and so, I think we see real strong opportunity across a whole number of businesses. And I think 2018 is going to be, as indicated, a good year and I think that will continue.

Adam R. Thalhimer Thompson Davis & Company, Inc.

And then, just lastly, I wanted to try. On CenturyLink, it was the first year-over-year decline in revenue in some time. Just curious any color you can provide there.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Yes. They're obviously going through the integration with Level 3. And I think if you looked at their public comments last week, they indicated that they recognize and are reacting to the importance of driving fiber deeper into their network. And we believe that over time that will be good for the business.

Adam R. Thalhimer Thompson Davis & Company, Inc.

Okay. Thanks.

Operator

Your next question comes from line of Bobby Burleson from Canaccord. Please go ahead.

Robert J. Burleson Canaccord Genuity, Inc.

Hello. Sorry, guys. I was on mute. Yeah. Well, I guess a lot of good questions have been asked. I guess I want to understand a little bit better what the drivers are of gross margin this year. I know you're not giving specific gross margin guidance, but if there are any particular mix issues, large projects that are kind of coming to an end where maybe the margins are better at the tail end, anything besides kind of just seasonality kind of winter patterns that you guys alluded to?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Sure. So Bobby, I guess first thing is we don't have any major programs coming to an end. Generally, they're going to accelerate through the year, I mean that's how organic growth is kind of call it 10% in the year, right, so I think we see that.

I think it's particularly when you have a large number of projects under one big program that are starting up all over the country, you've got to spend to build your infrastructure around warehousing and office and yard space, in the ability to handle that growth and we are putting that in place, have put a good portion of it in place, more to go. And as that revenue comes through, the revenue will certainly grow faster than that, then the support cost will, as we go through the balance of the calendar year, for this fiscal 2019.

Robert J. Burleson Canaccord Genuity, Inc.

Great. And then, are there any particular - is there a particular quarter we should be thinking about where those kind of front-end costs might be a little bit more compressed into one quarter? Or is it kind of a linear ramp throughout the year?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

No. I think you'll see as Drew's comments indicated, I mean you're going to see pretty substantial revenue growth to get to our full year guidance in the second, third, and fourth quarters. And I think at that point, we'll be in a position where we're absorbing those costs based on that increased run rate.

Robert J. Burleson Canaccord Genuity, Inc.

Okay, great. And then, just looking at the major areas like some of the 5G spending that's happening this year, maybe FirstNet, if you had to look at different buckets of growth, can you kind of rank where you think the growth is strongest and maybe where there is the most potential for variability versus your expectations?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Yes. I think we have pretty good visibility across all of the programs. If you think about Fiber-to-the-Home with AT&T, there's a commitment in 2019. They've indicated that based on tax reform that they're going to spend incremental dollars there. So there's clearly a plan there. There's clearly a plan across FirstNet. Clearly, with Verizon's stated public goal to deploy a fixed broadband, which is reliant on deep fiber deployments to 25 or 30 million homes and perhaps more over the next three to four years, as well as the cable capacity projects we're involved with to expand network capacity, I think all of those are strong.

I think our traditional, what I'll call traditional wireless services on macro sites, much smaller business for us, but has some real growth opportunities. And I think it can be a several-hundred-million-dollar business as we go forward. So that would imply a smaller base, higher growth rate than the wireline, but I think there's plenty of wireline opportunity too.

Robert J. Burleson Canaccord Genuity, Inc.

Great. And then, in the past, there's been times when folks are concerned about new technology, maybe impacting the amount of fiber spend in a negative sense. Any update on kind of your perspective where in terms of fixed antenna or other types of solutions that people have been concerned about slowing the need for the deployment of fiber?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

So I think I've been answering that question for about 25 years, Bobby. The Company is growing 5% to 6% organically for a generation. So I think the way I think about new technologies that is the Street always sees them as substitutes and, in fact, they're generally complements. And so, when you have multiple networks serving a geographic area, perhaps using different technologies, maybe in some ideal or conceptual sense, if you'd had one technology that three people deployed or two people deployed, there might have been more work, but if you have three or four people that are deploying complementary technologies that solve certain problems for consumers in different ways, I think it makes for a more robust environment. I think that's the environment that we're in today.

Robert J. Burleson Canaccord Genuity, Inc.

Great. Thank you.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

I could foresee markets where we're participating in Fiber-to-the-Home, fiber deep and fixed broadband all in the same geography.

Robert J. Burleson Canaccord Genuity, Inc.

Okay.

Operator

Your next question comes from the line of Noelle Dilts from Stifel. Please go ahead.

Noelle C. Dilts Stifel, Nicolaus & Company, Inc.

Hi. Good morning.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Good morning, Noelle. Welcome back.

Noelle C. Dilts Stifel, Nicolaus & Company, Inc.

Thank you. So looking at your EBITDA margin guidance for fiscal 2019, 13.6% to 14.1%, for a long time now, you've been talking about mid-teens EBITDA margins. Are you still thinking sort of there's opportunity to get to that 15-ish percent range? And then, when you think about the drivers of getting there, is it really all about utilization and efficiency or does pricing come into some extent? If you could give us some thoughts there that would be great.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Sure, Noelle. We've had a somewhat disappointing couple of quarters, and so, we're going to be prudent, as we think ahead about margins going forward, but we think mid-teens EBITDA that there's plenty of opportunity to support that outlook. We've got to make it happen and it's really an execution game and an efficiency game. And we would expect that pricing will reflect, as we enter into new projects, the cost that we need in order to get to mid-teens or we'll let somebody else do the work. So I think we're comfortable that as long as we do our jobs, as we get growth started again, that we'll get leverage on our costs and that margins will be able to expand.

Noelle C. Dilts Stifel, Nicolaus & Company, Inc.

Great. That's helpful. And then, Windstream, I understand it's a smaller customer, revenues obviously down a lot there year-over-year, so not unexpected. Could you just give us some thoughts there on how to think about the trajectory of revenues moving forward?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

I think they're a great customer and we do lots of things for them across a broad part of the country, and sometimes, the spending moves around here and there, sometimes from a quarter or a year. But I think you have to look at the collection of customers and see that there's robust opportunities for growth and that doesn't mean they're all going to grow, but we've had years where we've been surprised.

Noelle C. Dilts Stifel, Nicolaus & Company, Inc.

Okay. And then, the last question, I mean I think at this point, investors feel pretty comfortable with the outlook here for a lot of the major telco customers. I still get a lot of questions on where kind of the cable industry stands in terms of the response with fiber deep. Any thoughts there on kind of the sustainability of the spend out of the cable customers and if you see that's increasing the employees as we go into 2019 and 2020?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Yes, I think if you look to the public comments of both the cable TV equipment suppliers, as well as for example Cox who's private, I mean they talk about a 10-year spending plan to push fiber deep into their networks. There is a new technical standard that people expect to settle in 2019 called DOCSIS Duplex that creates pretty robust upstream and downstream capabilities. It can be deployed in a number of ways, but I think it's most likely to be deployed by pushing fiber deep. So I think we're very early across that industry in pushing fiber deep.

Noelle C. Dilts Stifel, Nicolaus & Company, Inc.

Thanks again.

Operator

Your next question comes from the line of Jennifer Fritzsche from Wells Fargo. Please go ahead.

Jennifer Fritzsche Wells Fargo Securities, LLC

Great. Thank you for taking the question. Steve, if I may, you touched on tax reform and your customers benefiting from it. Yet, I think backlog being flat, I struggle with knowing if they are using that as a sense of urgency in terms of spending, because some would argue that's kind of a hallpass to aggressively spend. And if I may also, and I'm sorry if this was asked, but FirstNet, you mentioned that. Is that technically in the backlog? Because we've gotten some mixed messages from towers if that FirstNet is actually in the numbers. Excuse the background noise.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Sure. So with respect to tax reform, Jennifer, remember, with our master contracts, as they increase spending and some have attributed that increased spending to increased cash flow associated from tax reform. But backlog, the way we calculate it on the master contracts, is looking backwards. That's the most reliable way for us, over a long period of time, to calculate it, but we see growth going forward.

And I would tell you that there have been adjustments and plans that have been talked about publicly and others that we've seen that for which the change has been attributed at least in part to tax reform. So I think tax reform is a real impact on some of the customer spending plans.

I think with respect to FirstNet, remember, in our turf agreements, the FirstNet activity, so the antenna and radio work lines and antenna work, it flows through those existing agreements. We have a pretty detailed understanding of what we're expected to accomplish this year. There are milestones, as I understand it, in FirstNet that AT&T has referred to about reimbursements. And I'm highly confident that they will get the work done in a way that they receive those contributions from FirstNet.
So yes, it's in our outlook and in the backlog, to the extent, that you're looking for where FirstNet is it's there.

Jennifer Fritzsche Wells Fargo Securities, LLC

Great. Thank you.

Operator

Next, we'll go back to the line of Noelle Dilts from Stifel. Please go ahead.

Noelle C. Dilts Stifel, Nicolaus & Company, Inc.

Thanks. So kind of along the lines of tax reform, just thinking about your cash flow, Dycom's cash flow, how are you thinking about maybe incremental cash flow associated with tax reform, deploying that cash, any changes in priorities? And as we think about M&A, you mentioned opportunities on the wireless side. Would you be looking to augment your capabilities there through acquisition?

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

So clearly, tax reform is going to increase our operating cash flow. So it's a nice thing to have, but I think we think about capital allocation kind of in the consistent framework. And given the growth that we have, we're always going to prioritize organic growth, the CapEx investments and working capital to support our customers, and then, we'll look at share repurchases versus M&A based on kind of relative valuation of those two types of assets.

So I think it's a good thing. We have always purchased our equipment directly rather than through leasing companies, and so, the benefit of expensing comes through to us on purchases directly. So I think we appreciate the benefits of tax reform, but we're going to evaluate that incremental cash flow consistent with our prior capital allocation framework.

Noelle C. Dilts Stifel, Nicolaus & Company, Inc.

Thank you.

Operator

And at this time, there are no further questions.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

All right. And Drew, just to round out.

H. Andrew DeFerrari Dycom Industries, Inc. - Senior VP, CFO & Treasurer

Sure. So to round out on the remainder on the top 10 customers, Windstream was number 6 at 3.5%, Frontier was number 7 at 1.6%, OFS Fitel was number 8 at 1.4%, customer number 9 was at 1.4% and Dominion Energy was number 10 at 1.2%. And then, the split on telco and cable, telco was at 65.2%, cable was 25.9%, facility locating was 6.1% and electrical and other was 2.8%.

Steven E. Nielsen Dycom Industries, Inc. - Chairman, President & CEO

Okay. Well, we thank everybody for your time and attendance. Our next quarter will be reported the week preceding Memorial Day, and we'll let you go. We know you're busy this morning. Thank you.

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.